SCHEDULE 14 C

                INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                           Check the appropriate box:

                     [ X ] Preliminary information statement
                      [ ] Definitive information statement

Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

                           J.R. BASSETT OPTICAL, INC.
                  (NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

               Payment of Filing Fee (Check the appropriate box):

                              [X] No fee required.
    [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies: Not Applicable. (2) Aggregate number of securities to which transaction applies: Not Applicable.
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not Applicable. (4) Proposed maximum aggregate value of transaction: Not Applicable.
(5) Total fee paid: Not Applicable.

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: Not Applicable.
(2) Form, Schedule or Registration Statement No. : Not Applicable. (3) Filing
Party: Not Applicable. (4) Date Filed: Not Applicable.

                           J.R. BASSETT OPTICAL, INC.
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              11757 KATY FREEWAY, SUITE 1300 o HOUSTON, TEXAS 77079
                    TEL: (713) 771-5500 o FAX: (713) 771-5556


                               November ___, 2005

Dear Stockholder:

         This Information Statement is being provided to inform you that the Board of Directors and the holders of a majority of the outstanding common stock of J.R. Bassett Optical, Inc., a Delaware corporation (the "Company"), has delivered to the Company written consent to the following action:

                  Authorizing a change of the corporate name to Samurai Energy Corp. or to any name selected by the board of directors.

         The actions taken by the holders of a majority of the outstanding common stock will become effective twenty (20) days from the date hereof.

         This Information Statement is being provided to you for information purposes only. Your vote is not required to approve the action. This Information Statement does not relate to an annual meeting or special meeting in lieu of an annual meeting. You are not being asked to send a proxy and you are requested not to send one.

Very truly yours,



Samuel M. Skipper, Chairman & CEO

                              INFORMATION STATEMENT
                                       OF
                           J.R. BASSETT OPTICAL, INC.

                       NOTICE TO STOCKHOLDERS PURSUANT TO
              SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934


         This Information Statement is being furnished to the holders of common stock, no par value per share (the "Company Common Stock"), of J.R. Bassett Optical, Inc., a Delaware corporation (the "Company") to inform you that the Board of Directors of the Company and the holders of a majority of the outstanding Company Common Stock have authorized, by written consent dated November 2, 2005, the board of directors of the Company to change the corporate name to any name selected by the board of directors.

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                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

                        REQUESTED NOT TO SEND US A PROXY
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         There were 36,000,000 common shares issued and outstanding on November
2, 2005 the record date for shares entitled to notice of and to sign written consents in connection with the amendment. In connection with the amendment to the Articles of Incorporation. Each share of our common stock is entitled to one vote.

         Prior to the mailing of this Information Statement, certain of our officers, directors and affiliates, who represent a majority of our outstanding voting shares, signed written consents approving the amendment to the Articles of Incorporation. As a result, the amendment has been approved and neither a meeting of our stockholders nor additional written consents are necessary.


                          AMENDMENT TO THE ARTICLES OF
                     INCORPORATION TO CHANGE NAME OF COMPANY

         Pursuant to the consent, the name of the Company shall be changed from "J.R. Bassett Optical, Inc." to "Samurai Energy Corp." or to any name selected by the Board of Directors. The name change will become effective upon the proper filing of Articles of Amendment to the Articles of Incorporation.

         The decision to change the name of the Company was based on the desire of management to cause the Company name to more closely reflect the nature of the Company's business.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004 MAY BE OBTAINED, AT NO CHARGE, BY WRITTEN REQUESTS TO MR. SAMUEL M. SKIPPER, PRESIDENT, J.R. BASSETT OPTICAL, INC., 11757 KATY FREEWAY, SUITE 1300, HOUSTON, TEXAS 77079 OR CALLING SAMUEL M. SKIPPER, SECRETARY AT (713) 771-5500. COPIES CAN ALSO BE OBTAINED, AT NO CHARGE, FROM THE PUBLIC REFERENCE SECTION OF THE COMMISSION, 450 FIFTH STREET, NW, WASHINGTON, D.C. 20549, AT PRESCRIBED RATES. WE FILE DOCUMENTS AND REPORTS ELECTRONICALLY THROUGH THE ELECTRONIC DATA GATHERING, ANALYSIS AND RETRIEVAL SYSTEM ("EDGAR") WHICH IS PUBLICLY AVAILABLE, AT NO CHARGE, THROUGH THE COMMISSION'S INTERNET WORLD WIDE WEBSITE, HTTP://WWW.SEC.GOV.


   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS OF REGISTRANT

         The directors, executive officers and key employees of the Company, are as follows:

           NAME                       AGE        POSITION

           Samuel M. Skipper             45      President, CEO, Director

         For over 16 years Mr. Skipper has assisted in the consolidation of private and public companies and the entry of such companies into the public markets. From 1998 to 2003, Mr. Skipper was Founder, Chairman, and CEO of VTEX Energy, Inc., a public oil and gas company with over $100 million in assets. From 1990 to 1993, Mr. Skipper founded and served as CEO and President of ImageTrust, Inc. a public company in the Health Care Industry. Under his leadership the company assembled over $25 million in assets for owned and operated MRI diagnostic clinics in South Carolina and Texas. In 1993 Mr. Skipper sold ImageTrust, Inc. for seven figures. In 1990, he served as Founder and Vice President of Corporate Development of Diagnostic Health Corporation (DHC) where he assisted the company in the identification and closing of over $100 million of assets until DHC's acquisition by HealthSouth Corporation in 1994. Currently Mr. Skipper is President of Samurai Energy, LLC, a private oil and gas company operating in excess of 20 wells with significant assets and production in the Texas Gulf Coast Region.


                             EXECUTIVE COMPENSATION

         The Company has one part-time executive officer. There was no compensation paid to officers in 2004, 2003 and 2002. The directors of the Company are not compensated for their services in that capacity.


                                 STOCK OWNERSHIP

         The following table sets forth information as of the Record Date, regarding the beneficial ownership of our common stock (i) by each person or group known by our management to own more than 5% of the outstanding shares of our common stock, (ii) by each director, the chief executive officer and each of the other executive officers that were paid more than $100,000 during the last fiscal year, and (iii) by all directors and executive officers as a group. Unless otherwise noted, each person has sole voting and investment power over the shares indicated below, subject to applicable community property laws.

              Name and Address of Beneficial Owner                  Amount and Nature of    Percent of Class
                                                                      Beneficial Owner
------------------------------------------------------------------ ------------------------ ------------------
Samuel M. Skipper                                                        28,000,000              76.19%
11757 Katy Freeway, Suite 1300
Houston, Texas 77079
                                                                   ------------------------ ------------------

All Directors & Officers as a Group (1 person)                           28,000,000              76.19%
                                                                   ======================== ==================

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Except as disclosed below, during our most recently completed fiscal year, none of our directors or officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to all of our outstanding shares, nor any promoter, nor any relative or spouse of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us.

         Our management is involved in other business activities and may, in the future become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between our business and their other business interests. In the event that a conflict of interest arises at a meeting of our directors, a director who has such a conflict will disclose his interest in a proposed transaction and will abstain from voting for or against the approval of such transaction.